UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 7, 2007,

                            1-800-FLOWERS.COM, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                        0-26841                  11-3117311
(State of incorporation)        (Commission File Number)       (IRS Employer
                                                             Identification No.)


                         One Old Country Road, Suite 500
                           Carle Place, New York 11514
               (Address of principal executive offices) (Zip Code)


                                 (516) 237-6000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to Simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)

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ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2007, the Board of Directors appointed Jan L. Murley as a Class II director. Ms. Murley's term will expire at the Company's 2007 Annual Meeting of Stockholders (the "2007 Annual Meeting"). Ms. Murley will serve on the Company's Audit Committee and Compensation Committee. The Company's Board of Directors has determined that Ms. Murley is an independent director, as such independence requirements are established by the Nasdaq Stock Market, Inc. and Securities and Exchange Commission under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

Ms. Murley, age 55, is an experienced executive in the consumer package goods and retail industry. Ms. Murley was recruited by the private equity firm, Kohlberg, Kravis, Roberts & Co. ("KKR") to lead a business turnaround for The Boyds Collection, Ltd. ("Boyds") from 2003 through 2006. Ms. Murley served as Chief Executive Officer and Director of Boyds, a designer, distributor, marketer and retailer of gifts and collectibles. Boyds was founded in 1979, acquired by KKR in 1998, and taken public in 1999 on the New York Stock Exchange. Ms. Murley spearheaded Boyd's turnaround, culminating in a successful reorganization in June 2006 as a private company.

Ms. Murley served as Group Vice President of Hallmark Cards, Inc. from 1999 to 2002. From 1976 through 1999, Ms. Murley served in various executive positions with The Procter & Gamble Company, including Vice President of Skin Care and Personal Cleansing Products.

Ms. Murley is currently a Director of The Clorox Company and serves as a member of its Audit and Nominating and Governance Committees.

In connection with her appointment, Ms. Murley was granted the same compensation as the other non-employee directors. As a director, Ms. Murley will receive immediately vested options to purchase 10,000 shares of the Company's Class A Common Stock, at an exercise price equal to the Company's closing stock price on the date of the 2007 Annual Meeting, or 2,500 shares of restricted stock, and an annual retainer of $12,500, each issued at the Company's 2007 Annual Meeting of Stockholders. In addition, Ms. Murley will receive a fee of $2,500 for each board meeting or committee meeting attended in person, a fee of $1,000 for each board meeting or committee meeting attended telephonically and the reimbursement of reasonable out-of-pocket travel and lodging expenses incurred by her in connection with her attendance at any board or committee meeting.

On February 7, 2007, Mary Lou Quinlan resigned as a director of the Company due to a combination of personal reasons and professional obligations. Ms. Quinlan's decision is not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Ms. Murley replaced Ms. Quinlan as a member of the Company's Board of Directors.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 13, 2007


          1-800-FLOWERS.COM, Inc.
By:       /s/ William E. Shea
          -----------------------
          William E. Shea
          Chief Financial Officer, Senior Vice-President
          Finance and Administration